================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant                     [X]

         Filed by a party other than the registrant  [ ]

         Check the appropriate box:

         [ ]    Preliminary proxy statement

         [X]    Definitive proxy statement

         [ ]    Definitive additional materials

         [ ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            McCLAIN INDUSTRIES, INC.
                (Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:___

         (2)  Aggregate number of securities to which transaction applies:______

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_______________________________

         (4)  Proposed maximum aggregate value of transaction:__________________

         (5)  Total fee Paid:___________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:___________________________________________

         (2)  Form, schedule or registration statement no.:_____________________

         (3)  Filing party:_____________________________________________________

         (4)  Date filed: ______________________________________________________


================================================================================

                                     MCCLAIN


                                INDUSTRIES, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                             TO BE HELD MAY 8, 1998

                            MCCLAIN INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 8, 1998

To the Shareholders:

         Notice is hereby given that the annual meeting (the "Meeting") of shareholders of McClain Industries, Inc., a Michigan corporation (the "Company"), will be held at the Sterling Inn, Concord Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 8, 1998, at 10:00 a.m., local time, for the following purposes:

         (1) To elect a Board of four Directors to serve until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified; and

         (2) To transact such other business as may properly come before the Meeting.

         A Proxy Statement containing information relevant to the Meeting appears on the following pages. Only holders of record of the Company's common stock at the close of business on March 27, 1998, are entitled to notice of, and to vote at, the Meeting or any adjournment.

         All shareholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting, please sign, date, and mark the enclosed Proxy which is being solicited by the Board of Directors and return it as soon as possible in the postage-paid envelope provided. If you wish to vote in accordance with the Board of Director's recommendations, you need only sign, date and return the Proxy. If you attend the Meeting, you may withdraw your Proxy and vote your own shares.

                                              By Order of the Board of Directors

                                                                   CARL JAWORSKI
                                                                       Secretary

Dated: April 3, 1998

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 8, 1998


                            PROXIES AND SOLICITATIONS

         This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of McClain Industries, Inc., a Michigan corporation (the "Company"), to be used at the annual meeting of shareholders (the "Meeting") or at any adjournment. If received in time for the Meeting, the shares represented by a valid proxy will be voted in accordance with the instructions, if any, contained in such executed proxy. If no instructions are given, proxies will be voted for all nominees for the Board. A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with the Company's Secretary, any time prior to the time set for commencement of the Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

         In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company's common stock, no par value (the "Common Stock"), held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding such material, which the Company anticipates will not exceed $1,000. The Company will bear the cost of all proxy solicitation.

         The executive offices of the Company are located at 6200 Elmridge Road, Sterling Heights, Michigan 48310. The approximate date of mailing of this Proxy Statement and the enclosed Proxy materials to the Company's shareholders is April 4, 1997.

                            TIME AND PLACE OF MEETING

         The Meeting will be held at the Sterling Inn, Concord Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 8, 1998, at 10:00 a.m., local time.

                                VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         Only holders of record of shares of Common Stock at the close of business on March 27, 1998 are entitled to notice of, and to vote at, the Meeting or at any adjournment. As of that date, the Company had 4,753,327 shares of Common Stock issued, outstanding and entitled to vote held by 243 holders of record. Each outstanding share of Common Stock entitles the record holder to one vote. Shares cannot be voted at the Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

         Information concerning principal holders of the Common Stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                       MATTERS TO COME BEFORE THE MEETING

ELECTION OF DIRECTORS

         The Company's Bylaws provide for seven positions on the Board. It is proposed that only four of these positions be filled by persons nominated to the Board at the Meeting. Management has determined that the functions of the Board can be served adequately by four directors. It is anticipated that the remaining three positions will remain vacant; however, shareholders attending the Meeting may nominate and elect persons to fill the three vacancies. In no event may proxies be voted for more than four persons. Each director shall be elected by a plurality of the votes cast at the Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by the Company's transfer agent. The Inspector of Elections appointed at the Meeting will then combine the proxy votes with the votes cast at the Meeting. Each director elected at the Meeting will serve for a term commencing on the date of the Meeting and continuing until the next annual meeting of shareholders or until his successor is duly elected and qualified. In the absence of instructions to the contrary, proxies will be voted in favor of the election of the four nominees listed below.

         If any of the persons nominated are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons nominated will be unavailable to serve. In any event, the enclosed proxy can be voted for only the four persons named in this Proxy Statement or their substitutes.

         The following list identifies each person nominated for election to the Board at the Meeting and describes each person's principal occupation for the past five years. Each such person is presently a director of the Company and has served continuously from the date of his election to the present time.

         KENNETH D. MCCLAIN, age 56, is Chairman of the Board and President of the Company. He has been a director and officer of the Company since its inception in March 1968. He also serves as an officer and a director of the Company's subsidiaries.

         ROBERT W. MCCLAIN, age 61, is Senior Vice President and Assistant Secretary of the Company. He has been a director and officer of the Company since its inception in March 1968. He also serves as an officer of several of the Company's subsidiaries. Mr. Robert McClain and Mr. Kenneth McClain are brothers.

         RAYMOND ELLIOTT, age 63, has been a director of the Company since August 1990. He has been a Vice President of First of America Insurance Group since October 1996. Prior to that he was President of Elliott & Sons Insurance Agency, Inc. and Michigan Benefit Plans Insurance Agency, Inc. since 1967, and was a director of both such companies through December 1996. Mr. Elliott also serves on the Board of Governors of the Michigan automobile Insurance Placement Facility and as an advisory director of the Boys and Girls Club of Troy, a charitable organization located in Troy, Michigan.

         WALTER J. KIRCHBERGER, age 63, has been a director of the Company since November 3, 1995. Mr. Kirchberger is First Vice President - Research of PaineWebber Incorporated, and has served in such capacity for more than 25 years. He also serves as a director of Simpson Industries, Inc.

         To the best of the Company's knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

BOARD OF DIRECTORS AND COMMITTEES

         The Board met seven times during the Company's fiscal year ended September 30, 1997 ("Fiscal 1997"). All of the directors on the Board attended each meeting during Fiscal 1997.

         Directors who are employees of the Company do not receive compensation for serving on the Board or on the Board's committees. Directors who are not employees of the Company are entitled to a quarterly retainer fee of $3,250 ($3,500 beginning January 1, 1998), a $1,000 fee for each regular or special meeting of the Board and a $1,000 fee for each committee meeting attended on a day other than a regular or special Board meeting date (collectively, the "Fees"). A director may elect to receive payment of the Fees in shares of Common Stock pursuant to the Company's 1989 Retainer Stock Plan for Non-Employee Directors (the "Retainer Plan"). To participate in the Retainer Plan, an eligible director must elect prior to December 31 of each year the percentage, if any, of Fees he desires to receive in the form of shares of Common Stock. The Common Stock is issued quarterly during the following calendar year. The number of shares of Common Stock to be issued to an eligible director is determined by dividing the dollar amount of the percentage of Fees such director elects to receive in Common Stock by the "fair market value" of Common Stock on the day prior to the date of issuance of the Common Stock to such director. The term "fair market value" means the average of the highest and lowest selling price for the Common Stock as quoted on Nasdaq National Market for the day prior to the date of issuance or for the first date prior to the date of issuance for which shares of Common Stock are quoted, if not quoted on the day prior to the date of issuance. Any fractional share of Common Stock derived from such calculation is paid in cash.

         The aggregate fair market value of the shares of Common Stock issued to any eligible director in a given year cannot exceed 100% of such eligible director's Fees. Fees may not be increased more often than annually. During Fiscal 1997, 5,466 shares of Common Stock were issued under the Retainer Plan.

         Several important functions of the Board may be performed by committees that are comprised of members of the Board. The Company's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee.

         The Audit Committee was established to: (i) annually recommend a firm of independent public accountants to the Board to act as auditors of the Company; (ii) review the scope of the annual audit with the auditors in advance of the audit; (iii) generally review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) perform such other duties as may be delegated to it by the Board. The current members of the Audit Committee are Messrs. Raymond Elliott, Kenneth D. McClain and Walter J. Kirchberger. The Audit Committee held two meetings during Fiscal 1997.

         The Compensation Committee was established to: (i) review the compensation (including salaries, bonuses and stock options) of the Company's officers; and (ii) perform such other duties as may be delegated to it by the Board. The current members of the Compensation Committee are Messrs. Raymond Elliott and Walter J. Kirchberger. The Compensation Committee held one meeting during Fiscal 1997. See "Report of the Compensation Committee on Executive Compensation".

         The Executive Committee was established to manage generally the day-to-day business and affairs of the Company between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) amend the Company's Articles of Incorporation; (ii) amend the Company's Bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (v) recommend to the shareholders a dissolution of the Company or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of the Company's stock; or (ix) approve or take any action with respect to any related party transaction involving the Company. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are

Messrs. Kenneth D. McClain and Robert W. McClain. The Executive Committee did not hold any formal meetings during Fiscal 1997.

         The Board has adopted a policy requiring review of related party transactions by disinterested directors on a transaction by transaction basis.

         The Board does not have a standing committee responsible for nominating individuals to become directors.

                           MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS

         The persons listed below are the current executive officers of the Company. Each is annually appointed by, and serves at the pleasure of, the Board.
                                                                   APPROXIMATE
                                                                      DATE
                                                                     SERVICE
       NAME            AGE     OFFICE                                 BEGAN
       ----            ---     ------                                 -----

Kenneth D. McClain(1)   56     Chairman of the Board, Chief           03/68
                               Executive Officer and President
Robert W. McClain(1)    61     Senior Vice President                  03/68
Carl Jaworski           54     Secretary and Assistant Treasurer      10/72
Mark Mikelait           37     Treasurer and Assistant Secretary      5/97

         Other than Mark Mikelait, each of the executive officers has been continuously employed by the Company for more than five (5) years serving in the capacities and since the date reflected above. Mr. Mikelait, a CPA, joined the Company in September 1994. From November 1985 until he joined the Company, he was employed as a senior manager by Rehmann Robson, the Company's independent auditors.

         To the best of the Company's knowledge, there are no material proceedings to which any officer is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.



--------------
(1) Kenneth D. McClain and Robert W. McClain are brothers.

EXECUTIVE COMPENSATION

         The following tables set forth all cash compensation paid to the Chief Executive Officer of the Company and the only other executive officers whose total annual salary and bonus from the Company exceeded $100,000 during Fiscal 1997.


                           SUMMARY COMPENSATION TABLE


                Annual Compensation                           Long Term
                                                             Compensation
--------------------------------------------------------------------------------
        Name and            Fiscal       Salary                Options/
   Principal Position        Year      Amount($)               SARs(#)
   ------------------        ----      ---------               -------
Kenneth D. McClain,          1997       $226,885                 ---
President/ CEO               1996        275,000                 ---
                             1995        219,675              13,333

Robert W. McClain,           1997       $183,335                 ---
Senior Vice President        1996        246,832                 ---
                             1995        216,582               6,666

Carl Jaworski, Secretary     1997       $107,207                 ---
                             1996            ---                 ---
                             1995            ---                 ---

                     AGGREGATED OPTION/SAR EXERCISES AND
                   FISCAL YEAR-END OPTION/SAR VALUES TABLE


                                                                                                          Value of Unexercised
                                                          No. of Unexercised Options/SARs at          In-The-Money Options/SARs at
                            Shares                                  Fiscal Year-End                       Fiscal Year-End(2)
                           Acquired                       ----------------------------------          ----------------------------
                         on Exercise         Value                                 Not                                    Not
                           in 1997         Realized        Exercisable       Exercisable(1)        Exercisable        Exercisable
                         -----------       --------        ----------        --------------        -----------        -----------
Kenneth D. McClain           -0-              -0-            26,975               8,879               $ -0-              $ -0-
Robert W. McClain            -0-              -0-            22,824               4,444               $ -0-              $ -0-

(1) Stock options granted November 16, 1995 pursuant to the Company's 1989 Incentive Stock Plan (the "Incentive Plan"). Options must be exercised by November 15, 2000. Exercise price is $7.31 per share.

(2) Value based on the average of the September 30, 1997 closing bid high and low price which was $4.63 per share.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which is comprised of independent directors, Messrs. Raymond Elliott and Walter J. Kirchberger. The program supports the Company's commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short and long term objectives. The Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's key executive officers and performs such other duties as may be delegated to it by the Board. The Committee held one formal meeting during Fiscal 1997.

         In reviewing the compensation to be paid to the Company's executive officers during Fiscal 1997, the Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company's value for its shareholders, and for achieving internal goals established by the Board.

         The key components of executive officer compensation are salary, bonuses and stock awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock awards are intended to reward exceptional performances. Stock awards are also intended to increase an officer's interest in the Company's long-term success as measured by the market and book value of the Common Stock. Stock awards may be granted to officers and directors of the Company and its subsidiaries and to certain employees who have managerial or supervisory responsibilities under the Incentive Plan. Stock awards may be stock options, stock appreciation rights or restricted share rights. Twelve key employees, including two executive officers, received stock options under the Incentive Plan for their performance during Fiscal 1997.

         The Committee generally reviews the Company's financial and operating performance for the preceding fiscal year when audited financial statements for such year become available, usually in the first or second quarter of the following fiscal year. In line with this practice, the Committee reviewed the Company's financial results for the fiscal year ended September 30, 1996 ("Fiscal 1996") and the first quarter of Fiscal 1997. The Committee observed that the Company sales increased approximately 2.9% over Fiscal 1995, while gross profit as a percentage of net sales declined approximately 1.4%, and net income per share declined slightly from Fiscal 1995 to Fiscal 1996. After reviewing the individual performance of the Chief Executive Officer, noting the higher levels of compensation in the industry, and considering the Company's disappointing performance during Fiscal 1996, the Committee decided to maintain the Fiscal 1997 salary of the Chief Executive Officer at $225,000 and not to grant him any new stock options.

        Raymond Elliott                      Walter Kirchberger


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER

         Messrs. Raymond Elliott and Walter J. Kirchberger are not currently, and have never been, officers or employees of the Company or its subsidiaries. Mr. Elliott is a principal officer of First of America Insurance Group which provided insurance to the Company during Fiscal 1997. Sales from this entity to the Company aggregated approximately $1.1 million during Fiscal 1997, for which this entity received fees and commissions in the approximate amount of $120,000. The Board believes that Mr. Elliott's ability to make fair compensation decisions have not and will not be compromised by the Company's relationship with First of America Insurance Group. None of the Company's executive officers served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a Committee member or director of the Company during the last fiscal year.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the NASDAQ Market Index, a group of issuers used by the Company for comparison purposes for Fiscal 1996(1) ("1996 Peer Group"), and the published MG Industry Group 301 (Metals Fabrication), for the period of five
(5) fiscal years commencing October 1, 1992 and ending September 30, 1997. This line graph assumes a $100 investment on October 1, 1992 with dividend reinvestment.

         For the past several years, the Company has compared its yearly percentage change in shareholder return against issuers with similar market capitalizations because it did not believe a published industry or line-of-business index existed and because financial information on the Company's competitors is not publicly available. This has resulted in changing peer groups each year since their market capitalizations and those of the Company changed each year, making comparisons difficult. In order to avoid these yearly changes, the Company this year decided to use a published industry group even though it may not be a perfect match.




----------------
(1) Issuers in this group include Crown Andersen, Inc., Environmental Power Corp., Nortech Systems, Inc., Team, Inc., and Universal Manufacturing Company.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
              AMONG MCCLAIN INDUSTRIES, INC., NASDAQ MARKET INDEX,
                       INDUSTRY INDEX AND PEER GROUP INDEX

                                   [GRAPH]

                                   FISCAL YEAR


  COMPANY              1992     1993     1994      1995      1996      1997
  MCCLAIN INDUSTRIES   100.00   189.47   231.58    192.98    161.40    138.60
  NASDAQ MARKET        100.00   130.05   137.62    167.10    195.08    265.16
  INDUSTRY INDEX       100.00   136.06   140.33    162.07    191.94    276.66
  1996 PEER GROUP      100.00    67.72    59.18     65.38     70.13    100.19


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 2, 1998, certain information regarding the beneficial ownership of Common Stock, of: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock; (ii) each director of the Company; (iii) each executive officer listed in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group, based upon information available to the Company.

                                          AMOUNT AND
                                          NATURE OF           PERCENT OF
               NAME AND ADDRESS           BENEFICIAL         OUTSTANDING
             OF BENEFICIAL OWNER         OWNERSHIP(1)          SHARES(2)
             -------------------         ------------          ---------
Kenneth D. McClain                        1,466,841(3)          30.73%
6200 Elmridge Road
Sterling Heights, MI  48310

Robert W. McClain                         1,131,246(4)          23.74%
6200 Elmridge Road
Sterling Heights, MI  48310

June McClain                                337,178              7.12%
68333 DeQuindre
Oakland, MI 48368

Robert J. Gordon, Trustee(5)                790,243             16.68%
One Woodward Ave., Ste. 2400
Detroit, MI 48226

Raymond Elliott                              14,525              0.31%
290 Town Center
P.O. Box 890
Troy, Michigan  48084

Walter Kirchberger                            4,241              0.09%
2301 West Big Beaver Rd., Suite 800
Troy, Michigan 48084

Carl Jaworski                               114,493              2.42%
6200 Elmridge Road
Sterling Heights, MI 48310
All current executive officers and        2,753,679(6)          57.15%
directors as a group (6 persons)

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares that such person has a right to acquire within 60 days.

(2) Based on 4,737,963 shares of Common Stock issued and outstanding as of March 2, 1998. In addition, for purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security that such person or persons has or have the right to acquire within 60 days is also deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 2,430 shares of Common Stock owned by Kenneth D. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

(4) Includes 337,178 shares of Common Stock owned by Robert W. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

(5) These shares are held in 16 trusts of which Mr. Gordon is the trustee. The beneficiaries of these trusts are the children, grandchildren and other relatives of Messrs. Kenneth D. McClain and Robert W.
         McClain.

(6) Includes 80,465 shares which executive officers and directors have the right to acquire pursuant to stock options exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In November 1994, in connection with a contemplated public offering of Common Stock, the Company agreed to value the shares of Common Stock issued in exchange for these facilities at a price based on the market value of shares of Common Stock as of August 2, 1993, the date these transactions were consummated. This revision gave effect to the fact that the shares had increased in value by $504,000 from March 29, 1993. Messrs. Kenneth and Robert McClain have agreed to pay this amount to the Company, with interest at the prime rate established by Standard Federal Bank.

         The Company leases one of its facilities from the mother of Messrs. Kenneth and Robert McClain. The Company believes that the terms and conditions of this lease are comparable to those available from an unrelated party with respect to similar facilities.

         The Company had sales of approximately $560,000 in Fiscal 1997 to McClain Leasing Corporation and McClain Rental Corporation, entities controlled by certain officers and directors of the Company.

         First of America Insurance Group, of which Raymond Elliott is an officer, provided insurance to the Company during Fiscal 1997. Sales from these entities to the Company aggregated approximately $1.1 million during Fiscal 1997, for which these entities received fees and commissions in the approximate amount of $120,000. See "Compensation Committee Interlocks and Insider Participation".

                               GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

         The Board selected Rehmann Robson P.C. as the Company's independent public accountants for Fiscal 1997. Representatives of Rehmann Robson P.C. are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. It is expected that Rehmann Robson P.C. will also serve the Company in the same capacity during the fiscal year ending September 30, 1998.

SHAREHOLDERS' PROPOSALS

         Any and all shareholder proposals for inclusion in the proxy materials for the Company's next annual meeting of shareholders must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and must be received by the Company at its offices at 6200 Elmridge Road, Sterling Heights, Michigan 48310, not later than December 3, 1998. Such proposals should be addressed to the Company's Secretary.

OTHER MATTERS

         The Company's 1997 Annual Report has been mailed with this Proxy Statement or delivered previously to the Company's shareholders.

         Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting. However, if any other matters do properly come before the Meeting, the person or persons named in the enclosed proxy will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the Meeting.

         Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Meeting may be assured, prompt execution and return of the proxy is requested.


                                            By Order of the Board of Directors

                                            CARL JAWORSKI
                                            Secretary

Dated: April 3, 1998

                               REVOCABLE PROXY
                           MCCLAIN INDUSTRIES, INC.


/X/  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 8, 1998


The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting. This Proxy may be revoked at any time before it is voted.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED.

                                                            With-     For All
                                                     For    held       Except

1.  ELECTION OF DIRECTORS                           [  ]    [  ]       [  ]
    The nominees are:

    KENNETH D. MCCLAIN      ROBERT W. MCCLAIN
    WALTER J. KIRCHBERGER   RAYMOND ELLIOTT

Instructions:   To vote for all of the nominees, put an X in the box marked
"For". To withhold your vote for all of the nominees, put an X in the box marked "Withheld". To vote for some but not all of the nominees, put an X in the box marked "For All Except" and list on the line below only those nominees for whom your vote is withheld.

--------------------------------------------------------------------------------

2.  OTHER BUSINESS

The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.


                                                     -------------------------
                                                     Date

Please sign exactly as your name appears on this card.
------------------------------------------------------


-------------------------------------------------------------------------------
Shareholder sign above                          Co-holder (if any) sign above


         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY IN THE
                              ENCLOSED ENVELOPE.


When shares are held by joint tenants, both should sign. When signing as attorney, executor, personal representative, trustee or in some other representative capacity, please sign name and give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                           MCCLAIN INDUSTRIES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder appoints KENNETH D. McCLAIN, RAYMOND ELLIOTT and WALTER J. KIRCHBERGER, or any one of them, as attorneys and proxies of the shareholder, with full power of substitution, to vote on behalf of the shareholder and in his or her name and stead, all shares of the common stock of McClain Industries, Inc. which the shareholder would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Sterling Inn, Concord Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 8, 1998, and at any adjournments.

The shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 3, 1998.